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                                                                    EXHIBIT 10.7

                    SOUTH TEXAS DRILLING & EXPLORATION, INC.
                                 1999 STOCK PLAN

         1. PURPOSE. This 1999 Stock Plan (the "Plan") is intended to provide incentives (a) to the officers and employees of South Texas Drilling & Exploration, Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422A(b) of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); (b) to directors, officers, employees and consultants of the Company and Related Corporations, or any other person or entity, including persons providing regular services to the Company or Related Corporations ("Other Person or Entity"), by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); and (c) to outside directors by providing each of them with a grant of five-year options to purchase 10,000 shares of Common Stock upon becoming a director of the Company and thereafter by providing each of them with annual grants of five-year options to purchase 5,000 shares of Common Stock ("Outside Directors' Options"). Anything in this Plan to the contrary notwithstanding, Stock Rights (as defined below) shall not be granted or awarded hereunder to any administrator or administrators if such grant, award or purchase would cause such administrator or administrators not to satisfy the "disinterested person" requirements of Rule 16b-3, or any successor or amended rule ("Rule 16b-3"), promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         ISOs, Non-Qualified Options and Outside Directors' Options are referred to hereafter individually as an "Option" and collectively as "Options." Options are referred to hereafter as "Stock Rights." Recipients of such Stock Rights are hereafter referred to individually as an "Optionee" and collectively as "Optionees." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation" respectively, as those terms are defined in Section 425 of the Code.

         2. ADMINISTRATION OF THE PLAN. The Plan shall be administered (i) to the extent required by Rule 16b-3, by an administrator or administrators in compliance with Rule 16b-3, and (ii) in all other cases, by such administrator or administrators as the Board of Directors (the "Board") may designate (collectively, the "Administrators"). Subject to the terms of the Plan, the applicable Administrator shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 1 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under paragraph 1 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which Options may be granted;
(iii) determine the option price of shares subject to each Option (subject to the requirements of paragraph 4 with respect to ISOs and paragraph 5 with respect to Non-Qualified Options); (iv) determine whether each Option granted shall be an

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ISO or a Non-Qualified Option; (v) determine the time or times when each Option shall become exercisable and the duration of the exercise period (subject to paragraph 4 with respect to ISOs and paragraph 5 with respect to Non-Qualified Options); (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it; however, neither the Board nor the applicable Administrator shall have any authority to determine whether or when an outside director shall receive or exercise Outside Directors' Options (or to determine the exercise price of such Outside Directors' Options) other than to ensure compliance with the terms of the Plan with respect to Outside Directors' Options. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the applicable Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the applicable Administrator. The interpretation and construction by the applicable Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. Administrators or the Board may from time to time adopt such rules and regulations for carrying out the Plan, as they may deem best. No member of the Board, any Administrator or the Company shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

         3. STOCK. The stock subject to the Stock Rights shall be authorized but unissued shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares of Common Stock which may be issued pursuant to the Plan is 1,500,000; provided, however, that in no event shall the number of shares of Common Stock subject to, and issued upon the exercise of ISOs exceed 1,500,000 in the aggregate; and provided, further, that the maximum number of shares of Common Stock issuable under the Plan to any employee of the Company in any calendar year shall not exceed 1,500,000. The number of shares authorized for the grant of Stock Rights under the Plan shall be subject to adjustment as provided in paragraph 8. If any Option or any other Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to any Stock Right, the unpurchased shares subject to such Options or Stock Rights and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan to the extent permitted by Rule 16b-3.

         4. ISO PROVISIONS. Any of the following provisions shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to the Code and the regulations issued thereunder.

          A. GRANT OF ISO. All ISOs shall be granted under the Plan within ten
(10) years of the date of the Plan's adoption by the Board or the date the Plan receives the requisite shareholder approval, whichever is earlier.

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          B. MINIMUM OPTION PRICE FOR ISOS.

               (i) The price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the date of grant.

               (ii) In no event shall the aggregate fair market value (determined at the time an ISO is granted) of Common Stock for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and any Related Corporation) exceed $100,000.

               (iii) If, at the time an ISO is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (a) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (b) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (c) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an ISO is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the applicable Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          C. DURATION OF ISOS. Subject to earlier termination as provided in subparagraphs F and G hereunder, each ISO shall expire on the date specified by the applicable Administrator, but not more than (i) ten (10) years from the date of grant in the case of ISOs generally, and (ii) five (5) years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation. Subject to the foregoing provisions and such earlier termination as provided in said subparagraphs F and G, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to subparagraph K below.

          D. ELIGIBLE EMPLOYEES. ISOs may be granted to any employee of the Company or any Related Corporation. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan.

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          E. ACCELERATION OF EXERCISE OF ISOs. The Administrator shall not, without the consent of the Optionee, accelerate the exercise date of any installment of any ISO granted to any employee (and not previously converted into a Non-Qualified Option pursuant to subparagraph K below) if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code, as described in subparagraph B (ii) hereinabove.

          F. EFFECT OF TERMINATION OF EMPLOYMENT ON ISOS. If an ISO Optionee ceases to be employed by the Company or any Related Corporation other than by reason of death or disability (as such term is defined in subparagraph G hereunder), any ISO granted to such Optionee within the six-month period immediately preceding such termination shall be cancelled forthwith. With respect to any ISOs granted to such Optionee more than six months prior to such termination, no further installments of such ISOs shall become exercisable and his ISOs shall terminate after the passage of 90 days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to subparagraph K below. Leave of absence with the written approval of the applicable Administrator shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the Optionee continues to be an employee of the Company or any Related Corporation.

          G. EFFECT OF DEATH OR DISABILITY ON ISOS. If an Optionee ceases to be employed by the Company or any Related Corporation by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one
(1) year of the death of the Optionee.

               If an Optionee ceases to be employed by the Company and all Related Corporations by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the date specified in the ISO agreement, the ISO's specified expiration date or one (1) year from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in
Section 22(e)(3) of the Code or successor statute.

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          H. ADJUSTMENTS. Any adjustment made pursuant to paragraphs 8(A) or (B)
with respect to ISOs shall be made only after the applicable Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the applicable Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

          I. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITIONS. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a "disqualifying disposition" of any Common Stock acquired pursuant to the exercise of an ISO. A "disqualifying disposition" is any disposition (including any sale) of such Common Stock before the later of (a) two (2) years after the date the employee was granted the ISO, or (b) one (1) year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

          J. OTHER REQUIREMENTS. ISOs shall be issued subject to such additional requirements as may be imposed from time to time by the Code or the regulations issued thereunder.

          K. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS. The applicable Administrator, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the applicable Administrator (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the applicable Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with the provisions of paragraph 5 or any other paragraph of the Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The applicable Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

         5. NON-QUALIFIED OPTIONS.

          A. MINIMUM OPTION PRICE. The price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time a

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Non-Qualified Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Non-Qualified Option is granted and shall mean (i) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time a Non-Qualified Option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the Common Stock as determined by the applicable Administrator after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          B. DURATION OF NON-QUALIFIED OPTIONS. Each Non-Qualified Option shall expire on the date specified by the applicable Administrator, but not more than ten (10) years from the date of grant.

          C. VESTING OF NON-QUALIFIED OPTIONS. Subject to any shorter or longer vesting period and any termination provisions which the applicable Administrator may impose, a Non-Qualified Option shall be exercisable as follows: (i) 20% of the shares under the Non-Qualified Option shall be exercisable one (1) calendar year after the date of its grant, (ii) an additional 20% of the shares under the Non-Qualified Option shall be exercisable two (2) calendar years after the date of its grant, (iii) an additional 20% of the shares under the Non-Qualified Option shall be exercisable three (3) calendar years after the date of its grant, (iv) an additional 20% of the shares under the Non-Qualified Option shall be exercisable four (4) calendar years after the date of its grant, and (v) the last 20% of the shares under the Non-Qualified Option shall be exercisable five
(5) calendar years after the date of its grant.

          D. MAINTAIN NON-ISO STATUS. If the applicable Administrator determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Non-Qualified Option is not treated as an ISO.

         6. OUTSIDE DIRECTORS' OPTIONS.

          A. GRANT. Upon becoming a director of the Company each outside director shall receive an option to purchase 10,000 shares of Common Stock and on June 15 of each calendar year after the date the Plan is approved by the shareholders of the Company, each outside director then serving shall receive an option to purchase 5,000 shares of Common Stock (individually, an "Outside Director's Option," and collectively, "Outside Directors' Options").

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          B. MINIMUM PURCHASE PRICE. The exercise price per share of the Outside
Directors' Options shall not be less than the fair market value per share of Common Stock on the date of such grant. If, at the time an Outside Director's Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Outside Director's Option is granted and shall mean (i) the last reported sales price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common
Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or the average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an Outside Director's Option is granted under the Plan, "fair market value" shall be the average of the three (3) most recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

          C. DURATION OF OUTSIDE DIRECTORS' OPTIONS. Each Outside Director's Option shall expire five (5) years from the date of grant; otherwise, an Outside Director's Option shall not be subject to forfeiture or termination.

          D. EXERCISE. An outside director may exercise an Outside Director's Option, if exercisable, by providing written notice to the Company addressed to the Secretary of the Company at 9310 Broadway, Bldg. I, San Antonio, Texas 78217. The written notice shall specify the number of options being exercised, and by paying the full exercise price. The written notice shall also include such written representations, warranties and covenants as may be required by the Company, Company counsel or the applicable Administrator.

          E. MAINTAIN NON-ISO STATUS. The applicable Administrator shall take whatever actions it deems necessary, under Section 422A of the Code and the regulations promulgated thereunder, to ensure that any such Outside Director's Option is not treated as an ISO.

          F. HOLDING PERIOD AND TERMINATION. An outside director may not dispose of any shares acquired as a result of the exercise of an Outside Director's Option until six (6) months after the date of the "grant" of the Outside Director's Option, as determined in accordance with Rule 16(b)-3. Upon the termination of the Plan or the unavailability of shares of Common Stock for issuance under the Plan, no additional Outside Directors' Options shall be granted.

         7. WRITTEN AGREEMENTS. Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the applicable Administrator may from time to time approve. Such instruments shall conform to such terms, conditions and provisions as are applicable hereunder and may contain such other terms and conditions and provisions as the

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applicable Administrator deems advisable which are not inconsistent with the
Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Stock Rights. A Stock Right may provide for acceleration of exercise in the event of a change in control of the Company, in the discretion of and as defined by the applicable Administrator. The applicable Administrator may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

         8. ADJUSTMENTS. Upon the happening of any of the following described events, an Optionee's rights with respect to Options granted to him hereunder, shall be adjusted as hereinafter provided, unless otherwise specifically provided, in addition or to the contrary, in the written agreement between the recipient and the Company relating to such Stock Right.

          A. CERTAIN CORPORATE EVENTS. In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each grantee of a Stock Right shall be entitled, subject to the conditions herein stated, to purchase (or have used for measurement purposes) such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such grantee would have been entitled to purchase (or have used for measurement purposes) except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

          B. STOCK DIVIDENDS. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time shall be subject to a Stock Right hereunder, each grantee upon exercising a Stock Right shall be entitled to receive (for the purchase price paid upon such exercise) (or have used for measurement purposes) the shares or other consideration as to which he is exercising his Stock Right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, or other consideration as he would have received if he had been the holder of the shares as to which he is exercising (or which are used for measurement in connection with) his Stock Right at all times between the date of grant of such Stock Right and the date of its exercise.

          C. NEW SECURITIES. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives new or additional or different shares or securities ("New Securities") in connection with a corporate transaction described in subparagraph A above or a stock dividend described in subparagraph B above as a result of owning such restricted Common Stock, such New Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such New Securities were issued.

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

          D. CASH DIVIDENDS. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company, unless specified to the contrary by the applicable Administrator in the instrument evidencing such Stock Right.

          E. FRACTIONAL SHARES. No fractional shares shall actually be issued under the Plan. Any fractional shares which, but for this subparagraph E, would have been issued to a grantee pursuant to a Stock Right shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the grantee shall receive from the Company cash in lieu of such fractional shares.

          F. ADJUSTMENTS. Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 3 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Board shall determine the specific adjustments to be made under this paragraph 8 and, subject to paragraph 4(H), its determination shall be conclusive.

         9. MEANS OF EXERCISING STOCK RIGHTS. A Stock Right (or any part or installment thereof) shall be exercised as specified in the written instrument granting such Stock Right, which instrument may specify any legal method of exercise. The holder of a Stock Right exercisable for shares shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 8 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

         10. TRANSFERABILITY OF STOCK RIGHTS. Except as otherwise provided in the Plan, no Stock Right granted under the Plan shall be transferrable by an Optionee other than by (i) will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

         11. TERM OF THE PLAN. This Plan was adopted by the Board as of December 13, 1999, effective as of December 13, 1999, subject to approval of the Plan by the holders of a majority of the outstanding shares of the Company at the next meeting of shareholders present in person or by proxy at the next meeting of shareholders. Stock Rights may be granted under the Plan at any time on or after December 13, 1999, even if prior to the date of shareholder approval of the Plan; provided, however, that such date shall not be prior to the date on which the applicable Administrator acts to approve the grant or award.

         12. TERMINATION; AMENDMENT. The Board may terminate or amend the Plan in any respect at any time, except that (i) no amendment requiring shareholder approval under provisions of the Code and related regulations relating to ISOs or under Rule 16b-3 will be

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

effective without approval of shareholders as required and within the times set by such rules, and (ii) no amendment may be made more than once every six (6) months to the provisions of the Plan dealing with, related to, affecting or governing Outside Directors' Options (other than those required to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder, or Rule 16b-3).

         13. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares pursuant to Stock Rights authorized under the Plan shall be used for general corporate purposes.

         14. GOVERNMENTAL REGULATION. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

         15. WITHHOLDING OF ADDITIONAL INCOME TAXES. Upon the exercise of a Non-Qualified Option, an Outside Director's Option, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 4(I)), the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, or any other event in connection with a Stock Right, the Company, in accordance with Section 3402(a) of the Code, may require the Optionee, purchaser, or holder or exerciser of a Stock Right to pay additional withholding taxes in respect of the amount that is considered compensation includable in such person's gross income.

         16. GOVERNING LAW; CONSTRUCTION. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Texas. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.


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




                    SOUTH TEXAS DRILLING & EXPLORATION, INC.
                        INCENTIVE STOCK OPTION AGREEMENT



                                    RECITALS

         A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees who provide services to the Corporation (or any Parent or Subsidiary) and certain others who provide services to the Corporation.

         B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or the attached Appendix.

         NOW, THEREFORE, it is hereby agreed as follows:

         1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an incentive stock option to purchase up to the number of Option Shares specified in the Grant Notice (the "Option"). The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

         2. OPTION TERM. This Option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraphs 5 or 6.

         3. LIMITED TRANSFERABILITY. This Option shall be neither transferable nor assignable by Optionee.

         4. EXERCISABILITY/REPURCHASE/VESTING.

                  (a) Except as provided for in Paragraph 5(b) herein, this Option may only be exercised by Optionee.

                  (b) This Option shall become exercisable as Optionee becomes vested in the Option Shares in accordance with the Vesting Schedule, and shall remain so exercisable as to such vested shares until the Expiration Date or sooner termination of the option term in accordance with Paragraph 5 or 6. Optionee shall, in accordance with the Vesting Schedule, vest in this Option in one or more installments over his period of Service. Further, vesting in this Option may be accelerated pursuant to the provisions of Paragraph 6. In no event, however, shall this Option vest following Optionee's cessation of Service.

         5. EFFECT OF TERMINATION OF EMPLOYMENT ON OPTION.

                  (a) If Optionee ceases Service with the Corporation or any Parent or Subsidiary other than by reason of death or disability (as such term is defined in subparagraph (c) hereunder), within the six-month period immediately following the Grant Date, this Option shall be cancelled forthwith. If Optionee ceases to be employed by the Corporation or any Parent or Subsidiary other than by reason of death or disability after six months have elapsed from the Grant Date, Optionee shall not vest any further in this Option, and this Option shall terminate after the passage of 90 days from the date of termination of his employment, but in no event later than the Expiration Date of this Option, except to the extent that such Option has been converted into a Non-Qualified Option pursuant to Section 4(K) of the Plan. Leave of absence with the written approval of the applicable Administrator shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Corporation or any Parent or Subsidiary to continue the employment of the Optionee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Optionee's right to reemployment is guaranteed by statute. This Option shall not be affected by any change of employment within or among the Corporation or any Parent or Subsidiary, so long as the Optionee continues to be an employee of the Corporation or any Parent or Subsidiary.

                  (b) If Optionee ceases Service with the Corporation or any Parent or Subsidiary by reason of his death, this Option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of the Expiration Date hereof or the date one year after the death of the Optionee.

                  (c) If Optionee ceases Service with the Corporation or any Parent or Subsidiary by reason of his disability, he shall have the right to exercise any Option held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the Expiration Date hereof or one year from the date of the termination of the Optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

                  (d) Notwithstanding anything herein to the contrary, under no circumstances, including those listed above, shall this Option be exercisable at any time after the Expiration Date.

                  (e) During the limited post-Service exercise period, this Option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee's cessation of Service, vested in accordance with the Vesting Schedule. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any vested Option Shares for which the

                                    PAGE -2-

Option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this Option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (f) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this Option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

         6. SPECIAL TERMINATION OF OPTION.

                  (a) All the Option Shares subject to this Option at the time of a Corporate Transaction, but not otherwise vested, shall automatically vest so that this Option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those Option Shares. No such accelerated vesting of the Option Shares, however, shall occur if and to the extent: (i) this Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), or (ii) this Option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout in accordance with the Vesting Schedule. This determination of option comparability shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

                  (b) Immediately following the Corporate Transaction, this Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                  (c) If this Option is assumed in connection with a Corporate Transaction, then this Option shall be appropriately adjusted, immediately after such a Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate cost to Optionee to exercise shall remain the same.

                  (d) Should there occur an Involuntary Termination of Optionee's Service within eighteen (18) months following a Corporate Transaction in which this Option is assumed or replaced, all the Option Shares at the time subject to this Option, but not otherwise vested, shall automatically vest so that this Option shall immediately become exercisable for all those Option Shares as fully-vested shares of Common Stock and may be exercised for any or all of those vested Option Shares at any time prior to the earlier of (i) the Expiration Date, or (ii) the expiration of the one (1)-year period measured from the date of such Involuntary Termination.

                                    PAGE -3-

                  (e) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  (f) Notwithstanding the above, the Plan Administrator shall not, without the consent of Optionee, accelerate the exercise date of any installment of this Option if such acceleration would violate the annual vesting limitation contained in Section 422A(d) of the Code.

         7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this Option, and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

         8. SHAREHOLDER RIGHTS. The holder of this Option shall not have any Shareholder rights with respect to the Option Shares until such person shall have exercised the Option, paid the Exercise Price and become a holder of record of the purchased shares.

         9. MANNER OF EXERCISING OPTION.

                  (a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must make written notice to the Corporation of such intent to exercise this Option and must take the following actions:

                         (i) Pay the aggregate Exercise Price for the purchased
shares in one or more of the following forms:

                             (A) cash or check made payable to the Corporation;
or

                              (B) a promissory note payable to the Corporation,
but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13.

                           (ii) Furnish to the Corporation appropriate
documentation that the person or persons exercising the Option (if other than Optionee) have the right to exercise this Option.

                           (iii) Execute and deliver to the Corporation such
written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of federal and state securities laws.

                           (iv) Make appropriate arrangements with the
Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the Option exercise.

                                    PAGE -4-

                  (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares.

                  (c) In no event may this Option be exercised for any fractional shares.

         10. SECURITIES LAW COMPLIANCE. If any law or regulation of the Securities and Exchange Commission or any other federal or state commission or agency having jurisdiction requires the Corporation or the Optionee to take any action with respect to the Option Shares acquired by the exercise of this Option, then the date upon which the Corporation shall deliver the Option Shares shall be postponed until full compliance has been made with all such legal or regulatory requirements. Further, at or before the time of the delivery of the Option Shares, the Optionee shall, if requested by the Corporation, deliver to the Corporation his written statement that he intends to hold the Option Shares so acquired by him on exercise of this Option for investment and not with a view to resale or other distribution thereof to the public. Further, in the event the Corporation shall determine that, in compliance with the Securities Act of 1933, as amended, or any other applicable federal or state statute or regulation, it is necessary to register any of the shares of Option Shares with respect to which an exercise of this Option has been made, or to qualify any such shares for exemption from any of such requirements, the Corporation shall take such action at its own expense, but not until such action has been completed shall the Option shares be delivered to the Optionee.

         11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns, and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

         12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         13. FINANCING. In the event of a Corporate Transaction, the Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator, in its sole discretion.

         14. TAX BENEFITS. Under the terms of Sections 421 and 422 of the Code, the Optionee may be entitled to certain federal income tax advantages upon exercise of this Incentive Stock Option. The tax benefits may be available, however, only if the Optionee does not dispose of Option Shares acquired pursuant to this Agreement within two (2) years from the date the

                                    PAGE -5-

Option was granted nor within one (1) year after the transfer of the shares to the Optionee upon exercise of the Option.

         15. TAX WITHHOLDING.

         A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of this Option or upon the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

         B. The Plan Administrator may, in its discretion, provide Optionee with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by Optionee in connection with the exercise of this Option or the vesting of the shares. Such right may be provided to Optionee in either or both of the following formats:

                  1. Stock Withholding. The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of this Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  2. Stock Delivery. The election to deliver to the Corporation, at the time this Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

         16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

         17. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State's conflict-of-laws rules.

                                    PAGE -6-

IN WITNESS WHEREOF, the Corporation and Optionee have executed this Incentive Stock Option Agreement to be effective as of the Grant Date.


                                               SOUTH TEXAS DRILLING &
                                               EXPLORATION, INC.



                                               By:
                                                  ------------------------------
                                                   Wm. Stacy Locke, President



                                               OPTIONEE



                                               ---------------------------------



                                   PAGE -7-

                                    APPENDIX

The following definitions shall be in effect under the Agreement:

         A. AGREEMENT shall mean this Stock Option Agreement.

         B. BOARD shall mean the Corporation's Board of Directors.

         C. CODE shall mean the Internal Revenue Code of 1986, as amended.

         D. COMMON STOCK shall mean the Corporation's $0.10 par value common stock.

         E. CORPORATE TRANSACTION shall mean either of the following stockholder approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

         F. CORPORATION shall mean South Texas Drilling & Exploration, Inc., a Texas corporation.

         G. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary).

         H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

         I. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

         J. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.

         K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers, Inc.

                                    PAGE -8-
on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

         L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

         M. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

         N. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service, which occurs by reason of:

                   (i) Optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                    (ii) Optionee's voluntary resignation following (A) a change in Optionee's position with the Corporation (or Parent or Subsidiary employing Optionee) which materially reduces Optionee's level of responsibility, (B) a reduction in Optionee's level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%), or (C) a relocation of Optionee's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without Optionee's consent.

         O. MISCONDUCT shall mean any act which may constitute "Cause" for termination in any employment agreement between Optionee and the Corporation, or in any event, the commission of any act of fraud, embezzlement, dishonesty, deceit or other action involving moral turpitude, indictment or conviction of a misdemeanor or felony, or any unauthorized use or disclosure of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary) by Optionee, or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

                                    PAGE -9-

         P. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

         Q. OPTION shall mean the rights created by this Stock Option Agreement.

         R. OPTION SHARES shall mean the shares of Common Stock subject to the Option as specified in the Grant Notice or which have been issued incident to the Option.

         S. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice and any person holding Option Shares.

         T. PARENT shall mean any entity (other than the Corporation) in an unbroken chain of entities ending with the Corporation, provided each entity in the unbroken chain (other than the Corporation) owns, at the time of the determination, fifty percent (50%) or more of the total combined voting power of all interests in one of the other entities in such chain.

         U. PLAN shall mean the South Texas Drilling & Exploration, Inc. 1999 Stock Plan.

         V. PUBLIC OFFERING shall mean any offering by the Corporation of Capital Stock to the public under a firm commitment underwriting agreement registered under the Federal Securities Act of 1933, as amended, with an aggregate offering price to the public of at least $10,000,000.

         W. PLAN ADMINISTRATOR shall have the meaning given such term in the Plan.

         X. SERVICE shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

         Y. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

         Z. SUBSIDIARY shall mean any entity (other than the Corporation) in an unbroken chain of entities beginning with the Corporation, provided each entity in the unbroken chain (other than the Corporation) owns, at the time of the determination, fifty percent (50%) or more of the total combined voting power of all interests in one of the other entities in such chain.

         AA. VESTING SCHEDULE shall mean the vesting schedule specified in the Grant Notice, as such vesting schedule is subject to acceleration in the event of a Corporate Transaction.



                                   PAGE -10-